SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ____________

                                   Form 8-K/A
                                  ____________

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)    August 18, 1994

                       CADMUS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


           Virginia                   0-12954                 54-1274108
(State or other jurisdiction of     (Commission            (I.R.S. Employer
 incorporation or organization)     File Number)         Identification Number)


6620 West Broad Street, Suite 500, Richmond, Virginia              23230
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code            (804) 287-5680


                                 Not Applicable
         (Former name or former address, if changed since last report)


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Item 4      Changes in Registrant's Certifying Accountant

            On August 18, 1994, the Registrant engaged the firm of Arthur Andersen LLP as the Registrant's independent accountant for the year ended June 30, 1995. Form 8-K was filed on August 23, 1994 to report this change in the Registrant's certifying accountant. The change in accountants was recommended by the Audit Committee of the Registrant and approved by the Board of Directors. Prior to that date, the firm of Coopers & Lybrand L.L.P. had been the Registrant's independent accountant. On August 18, 1994, Coopers & Lybrand L.L.P. confirmed through a letter to the Registrant and to the Securities and Exchange Commission that the Board of Directors decided to cease the client-auditor relationship between the Registrant and Coopers & Lybrand L.L.P.

            Neither of Coopers & Lybrand L.L.P.'s reports on the financial statements for the Registrant's 1994 and 1993 fiscal years contained any adverse opinion or disclaimer of opinion, or was qualified as to uncertainty, audit scope or accounting principles, except for the changes in accounting resulting from the adoption of Statements of Financial Accounting Standards Nos. 106 and 109, with which Coopers & Lybrand L.L.P. concurs and which changes are referred to in their report. The Registrant has requested that Coopers & Lybrand L.L.P. furnish it with a letter, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which it does not agree. A copy of Coopers & Lybrand L.L.P.'s letter to the Commission is filed as Exhibit 16 to this report.

            In connection with its audits for the Registrant's 1994 and 1993 fiscal years, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement(s).


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (c)   Exhibit 16

            Letter of Coopers & Lybrand L.L.P. Agreeing with the Statements in Form 8-K

            This letter will be mailed with the conforming copy of this electronic filing.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  September 20, 1994             By:  /s/ Michael Dinkins
                                      Michael Dinkins
                                      Vice President and Chief Financial Officer